EXHIBIT 23(b)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 16, 1995 accompanying the financial statements of DAB Industries, Inc. included in the current Report of Manhattan Bagel Company, Inc. On Form 8-K dated May 23, 1996, as amended. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
October 30, 1996